SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ADVISORONE FUNDS

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

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CLS Global Diversified Equity Fund
CLS Growth and Income Fund
CLS Flexible Income Fund
CLS Global Aggressive Equity Fund
CLS Shelter Fund

YOUR IMMEDIATE ATTENTION IS REQUESTED
Special Meeting of Shareholders Scheduled for September 22, 2020

Dear Shareholder:

We recently distributed proxy materials in connection with a Special Meeting of Shareholders for the above-mentioned Funds (the “Funds”), which we will hold at 10:00 am ET, at the offices of Thompson Hine LLP, located at 41 South High Street, Suite 1700, Columbus, Ohio 43215on September 22, 2020. The Special Meeting of Shareholders is fast approaching and our records indicate that we have not yet received your vote. We are asking you to please take a moment now to submit your vote. You may think your vote is inconsequential, but your participation helps us to avoid costly adjournments and additional solicitations.

Shareholders will be asked to vote on the following proposal:

Proposal 1: To approve a new advisory agreement between the Trust, on behalf of each Fund and CLS Investments, LLC. No changes are proposed with respect to any Fund’s investment strategy, risks, investment objective, or advisory fees.

While to date, an overwhelming majority of the votes received have been cast in favor of the proposal, a quorum of the shares entitled to vote has not yet been achieved for your Fund.

The Board of Trustees recommends that you vote “FOR” the Proposal.

The proxy statement is available online www.okapivote.com/CLS.

In order for your vote to be represented, we must receive your voting instructions. EVEN IF IT IS PAST THE INDICATED MEETING DATE, PLEASE SUBMIT YOUR VOTE TODAY USING THE URL AND CONTROL NUMBER PROVIDED IN YOUR EMAIL.

If you have any questions, please call Okapi Partners, our proxy solicitor, toll-free at (855) 208-8903. Representatives are available Monday - Friday 9:00am to 10:00pm (ET).

Dear Investor,

We have been trying to reach you regarding your investment(s) in the CLS AdvisorOne Funds. We certainly understand how busy life can be, but we are asking for your immediate attention and response to an important matter.

The Special Meeting of Shareholders is fast approaching and your account(s) remain unvoted to date. Please help us to hold the meeting as scheduled and avoid costly adjournments.

CLS AdvisorOne Funds is holding a Special Meeting of Shareholders as follows:

Meeting Date: September 22, 2020 for Holders as of July 27, 2020

Fund Name:  _______________ Fund

Please enter your voting instructions for your account(s) by clicking on the following link below:

https://www.okapivote.com/CLS2020/account-select?controlNumber=10002

Internet voting is accepted up to 11:59 p.m. (ET) the day before the meeting/cut off date. Depending on how your account is set up, you may receive confirmation of your vote by mail.

Thank you for your support.

An Important Notice Regarding the Availability of Proxy Materials for the AdvisorOne Funds Shareholder Meeting.

Shareholders should read the proxy statement because it contains important information.  The proxy statement and other relevant documents are also available at no charge at www.okapivote.com/CLS or by calling 1-855-208-8903.

You can get the proxy statement, the Statement of Additional Information, and any other relevant documents, for free at the SEC’s web site (www.sec.gov), or by sending a written request to the Funds, c/o Gemini Fund Services, LLC, 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022.

Dear Investor,

We apologize for reaching out again. We have been trying to reach you regarding your investment(s) in the CLS AdvisorOne Funds. We certainly understand how busy life can be, but we are asking for your immediate attention and response to an important matter.

The Special Meeting of Shareholders is next week and we do not currently have quorum for your Fund(s) to hold the meeting as scheduled. Your account(s) remain unvoted to date and your help is much needed. Please help us to hold the meeting as scheduled and avoid costly adjournments.

CLS AdvisorOne Funds is holding a Special Meeting of Shareholders as follows:

Meeting Date: September 22, 2020 for holders as of July 27, 2020

Fund Name:  ______________ Fund

Please enter your voting instructions for your account(s) by clicking on the following link below:

https://www.okapivote.com/CLS2020/account-select?controlNumber=10000

Internet voting is accepted up to 11:59 p.m. (ET) the day before the meeting/cut off date. Depending on how your account is set up, you may receive confirmation of your vote by mail.

Thank you for your support.

An Important Notice Regarding the Availability of Proxy Materials for the AdvisorOne Funds Shareholder Meeting:

Shareholders should read the proxy statement because it contains important information.  The proxy statement and other relevant documents are also available at no charge at www.okapivote.com/CLS or by calling 1-855-208-8903.

You can get the proxy statement, the Statement of Additional Information, and any other relevant documents, for free at the SEC’s web site (www.sec.gov), or by sending a written request to the Funds, c/o Gemini Fund Services, LLC, 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022.